Exhibit 99.1

Unaudited Pro Forma Combined Financial Information

The unaudited pro forma combined statement of operations for the year ended December 31, 2020, gives effect to the Transactions as if they had been consummated on January 1, 2020. The unaudited pro forma combined balance sheet as of December 31, 2020 gives effect to the Transactions as if they had been consummated on December 31, 2020.

The unaudited pro forma combined balance sheet as of December 31, 2020 and pro forma combined statement of operations for the year ended December 31, 2020 were derived from (i) the audited consolidated financial statements of Trinseo for the year ended December 31, 2020, and (ii) the audited combined carve-out financial statements of the Arkema business for the year ended December 31, 2020, both of which are included elsewhere in this Offering Memorandum.

The pro forma adjustments consist of transaction accounting adjustments reflecting (i) the exclusion of the South Korea site and related operations, which are included in the historical results of the Arkema business but are not included in the scope of the contemplated PMMA Acquisition (“Excluded South Korea Business”) and (ii) the impact of the PMMA Acquisition (“Acquisition Pro Forma Adjustments”), and other transaction accounting adjustments related to the consummation of the Offering of the Notes and the offering of the Incremental Term Loan Facility, (together, “Financing Pro Forma Adjustments”). Autonomous entity adjustments and management adjustments were not reflected in the unaudited pro forma combined financial information.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined financial information. Management believes that these assumptions and adjustments are reasonable and appropriate under the circumstances and are factually supported based on information currently available.

The unaudited pro forma combined financial information has been prepared without full access to the books and records of the PMMA business, and thus we have only completed preliminary valuations to estimate the fair value of the assets and the liabilities to be acquired in the PMMA Acquisition, and the related allocation of purchase price. A final determination of the fair value of assets and liabilities acquired will be based on the actual net tangible and intangible assets and liabilities of the PMMA business that exist as of the acquisition date if and when completed. Therefore, certain pro forma adjustments, such as recording fair value of assets and liabilities, conversion of the basis of the PMMA business’ financial information from IFRS, as issued by the IASB, to GAAP, and adjustments for consistency of accounting policies, are preliminary in this unaudited pro forma combined financial information and subject to further adjustments as additional information becomes available and as additional analyses are performed. As the final valuations are performed, increases or decreases in the fair value of relevant balance sheet amounts and their useful lives will result in adjustments, which may be material to the balance sheet and/or the statement of operations.

The unaudited pro forma combined financial information is for illustrative and informational purposes only and is not intended to represent, or be indicative of, what our financial position or results of operations will be for any future period or as of any future date. The unaudited pro forma combined financial information does not reflect any integration costs or savings that may be realized from the Transactions. The unaudited pro forma combined financial information presented below is not necessarily indicative of future results and should be read in conjunction with our sections entitled “Risk Factors,” “The Transaction,” “Use of Proceeds,” “Capitalization,” Selected Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our audited consolidated financial statements for the fiscal year ended December 31, 2020 and the notes thereto included in this Offering Memorandum, and the Arkema business’ audited combined carve-out financial statements for the year ended December 31, 2020, and the notes thereto included in this Offering Memorandum.

TRINSEO S.A.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(In millions, except per share data)	Trinseo S.A. (Historical)	Arkema business (Historical)	Excluded South Korea Business	Acquisition Pro Forma Adjustments		Financing Pro Forma Adjustments		Pro Forma Combined
Net sales	$3,035.5	$613.4	$(54.3)	$-		$-		$3,594.6
Cost of sales	2,719.9	442.1	(47.6)	39.1	A	-		3,153.5
Gross profit	315.6	171.3	(6.7)	(39.1)		-		441.1
Selling, general and administrative expenses	252.4	52.6	(2.6)	15.0	B	-		317.4
Equity in earnings of unconsolidated affiliates	67.0	-	-	-		-		67.0
Impairment charges	39.1	0.5	-	-		-		39.6
Operating income	91.1	118.2	(4.1)	(54.1)		-		151.1
Interest expense, net	43.6	0.1	-	-		49.8	K	93.5
Other expenses, net	1.8	1.7	(1.4)	(0.2)	A	-		1.9
Income before income taxes	45.7	116.4	(2.7)	(53.9)		(49.8)		55.7
Provision for income taxes	37.8	28.5	(0.6)	(10.1)	C	(21.1)	L	34.5
Net income	$7.9	$87.9	$(2.1)	$(43.8)		$(28.7)		$21.2

Weighted average shares – basic	38.3							38.3
Net income per share – basic	$0.20							$0.55
Weighted average shares – diluted	38.6							38.6
Net income per share – diluted	$0.20							$0.55

See accompanying notes to the unaudited pro forma combined financial information.

TRINSEO S.A.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2020

(In millions, except per share data)	Trinseo S.A. (Historical)	Arkema business (Historical)	Excluded South Korea Business	Acquisition Pro Forma Adjustments		Financing Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$588.7	$0.9	$-	$(1,355.3)	D	$1,158.4	M	$392.7
Accounts receivable, net of allowance	529.2	67.4	(7.5)	-		-		589.1
Inventories	384.1	66.3	(3.0)	-		-		447.4
Other current assets	15.1	5.4	-	6.9	D	-		27.4
Total current assets	1,517.1	140.0	(10.5)	(1,348.4)		1,158.4		1,456.6
Investments in unconsolidated affiliates	240.1	-	-	-		-		240.1
Property, plant and equipment, net	601.4	118.4	(7.0)	188.4	E	-		901.2
Other assets
Goodwill	74.2	-	-	471.2	F	-		545.4
Other intangible assets, net	182.8	3.2	-	537.5	E	-		723.5
Right-of-use assets - operating, net	78.3	4.8	-	-		-		83.1
Deferred income tax assets	90.2	6.5	(0.5)	0.9	G	8.1	N	105.2
Deferred charges and other assets	61.1	36.9	-	3.5	D	-		101.5
Total other assets	486.6	51.4	(0.5)	1,013.1		8.1		1,558.7
Total assets	$2,845.2	$309.8	$(18.0)	$(146.9)		$1,166.5		$4,156.6
Liabilities and shareholders' equity
Current liabilities:
Short-term borrowings and current portion of long-term debt	$12.3	$2.0	$-	$(2.0)	H	$7.5	M	$19.8
Accounts payable	355.4	81.6	(6.0)	-		-		431.0
Current lease liabilities – operating	15.8	1.8	-	-		-		17.6
Income taxes payable	10.0	2.6	-	-		(1.4)	N	11.2
Accrued expenses and other current liabilities	139.8	11.4	(0.3)	(0.9)	I	-		150.0
Total current liabilities	533.3	99.4	(6.3)	(2.9)		6.1		629.6
Noncurrent liabilities:
Long-term debt, net of unamortized deferred financing fees	1,158.7	-	-	-		1,150.9	M	2,309.6
Noncurrent lease liabilities – operating	65.7	3.0	-	-		-		68.7
Deferred income tax liabilities	60.7	4.7	-	34.4	G	-		99.8
Other noncurrent obligations	436.5	13.1	(1.1)	15.6	I	-		464.1
Total noncurrent liabilities	1,721.6	20.8	(1.1)	50.0		1,150.9		2,942.2
Commitments and contingencies
Shareholders' equity:
Ordinary shares, $0.01 nominal value, 50,000.0 shares authorized (December 31, 2020: 48.8 shares issued and 38.4 shares outstanding)	0.5	-	-	-		-		0.5
Additional paid-in-capital	579.6	-	-	-		-		579.6
Treasury shares, at cost (December 31, 2020: 10.4 shares)	(542.9)	-	-	-		-		(542.9)
Retained earnings	739.2	189.6	(10.6)	(194.0)	J	9.5	N	733.7
Accumulated other comprehensive loss	(186.1)	-	-	-		-		(186.1)
Total shareholders' equity	590.3	189.6	(10.6)	(194.0)		9.5		584.8
Total liabilities and shareholders' equity	$2,845.2	$309.8	$(18.0)	$(146.9)		$1,166.5		$4,156.6

See accompanying notes to the unaudited pro forma combined financial information.

Notes to the Unaudited Pro Forma Combined Financial Information

1.	Transaction and Estimated Purchase Consideration

The acquisition of the PMMA business will be accounted for as a business combination and will reflect the application of acquisition accounting in accordance with ASC 805, Business Combinations. The calculation of estimated purchase consideration is based on the terms of the SPA. As of the date of this Offering, all final working capital adjustments have not been settled. As such, the estimated preliminary purchase price used for the purposes of the unaudited pro forma combined financial information may differ materially from the final purchase price determined at closing.

The estimated preliminary purchase price is as follows:

(in millions)
Base Purchase Price	€1,137.0
Contractual reductions to purchase price[1]	(20.3)
€1,116.7
U.S Dollar/Euro foreign exchange rate (as of March 10, 2021)	1.19
Preliminary purchase price	$1,328.9

1     Reflects adjustments to the base purchase price based on contractual terms of the SPA; amounts may change based upon the actual assets and liabilities of the PMMA business at the time of close.

The preliminary allocation of the purchase price to the PMMA business balance sheet is as follows:

(in millions)
Current assets	129.5
Property, plant and equipment	299.8
Other intangibles	540.7
Goodwill	471.2
Other long-term assets	48.6
Total assets	$1,489.8
Current liabilities	91.2
Other liabilities	69.7
Total liabilities	$160.9
Total consideration	$1,328.9

2.	Derivation of Arkema business Historical Financial Information and Related Reclassification Adjustments

The historical combined carve-out financial statements of the Arkema business are prepared in accordance with IFRS as issued by the IASB. Trinseo has not identified any material adjustments to conform the Arkema business financial information to GAAP or Trinseo accounting policies that impact the pro forma financial statements as presented, except for (i) the treatment of pension expense and related liabilities to be assumed by Trinseo, which is converted to GAAP and recorded at fair value in Acquisition Pro Forma Adjustment I, and (ii) those reflected in financial statement caption classification differences described in the tables below.

A reconciliation from the as issued combined carve-out statements of operations for the year ended December 31, 2020 of the Arkema business (also referred to as “Mallarmé” within said combined carve-out financial statements) to the amounts presented in the Arkema business (Historical) column is as follows:

(in millions)	As issued (Euro)	Converted at the average for the period ended December 31, 2020 Euro to U.S. Dollar exchange rate of 1.1383	Statement of Operations Caption Where Reclassified for Pro Forma
Sales	538.9	$613.4	Net sales
Operating expenses	(398.9)	(442.1)	Cost of sales
		(8.8)	Selling, general and administrative expenses
		(0.5)	Impairment charges
		(2.7)	Other expense, net [2]
Research and development expenses	(8.7)	(9.9)	Selling, general and administrative expenses
Selling and administrative expenses	(29.1)	(33.1)	Selling, general and administrative expenses
Other income and expenses	0.5	1.4	Other expense, net [2]
		(0.8)	Selling, general and administrative expenses
Operating income	102.7	$116.9
Financial loss	(0.4)	(0.1)	Interest expense, net
		(0.4)	Other expense, net [1]
Pre-tax income	102.2	$116.4
Income tax expense	(25.0)	(28.5)	Provision for income taxes
Net income	77.3	$87.9

1     Reclassification of non-service cost related to pension from interest expense to Other expenses, net in accordance with GAAP and Trinseo accounting policies.

2      The other expense, net of $1.3 million is presented after operating income in the unaudited pro forma combined statement of operations, resulting in Arkema business historical operating income of $118.2 million for unaudited pro forma combined statement of operations purposes.

A reconciliation from the as issued combined carve-out statements of financial position of the Arkema business (also referred to as “Mallarmé” within said combined carve-out financial statements) as of December 31, 2020 to the amounts presented in the Arkema business (Historical) column is as follows:

(in millions)	As issued (Euro)	Converted at the December 31, 2020 Euro to U.S. Dollar Exchange Rate of 1.2293	Balance Sheet Caption Where Reclassified for Pro Forma
ASSETS
Intangible assets, net	30.2	$3.2	Other intangible assets, net
		33.9	Deferred charges and other assets [1]
Property, plant and equipment, net	100.1	118.4	Property, plant and equipment, net
		4.8	Right-of-use assets - operating, net [2]
Other investments	0.6	0.7	Deferred charges and other assets
Deferred tax assets	5.3	6.5	Deferred income tax assets
Other non-current assets	1.9	2.3	Deferred charges and other assets
TOTAL NON-CURRENT ASSETS	138.2	$169.8

Inventories	53.9	$66.3	Inventories
Accounts receivable	52.9	65.0	Accounts receivable, net of allowance
Other receivables and prepaid expenses	2.7	2.4	Accounts receivable, net of allowance
		0.9	Other current assets
Income tax recoverable	0.3	0.4	Other current assets
Cash advance	3.3	4.1	Other current assets
Cash	0.7	0.9	Cash and cash equivalents
TOTAL CURRENT ASSETS	113.8	$140.0
TOTAL ASSETS	252.0	$309.8
LIABILITIES AND OWNER'S NET INVESTMENT
OWNER'S NET INVESTMENT	154.2	$189.6	Retained earnings
Deferred tax liabilities	3.8	4.7	Deferred income tax liabilities
Provision for pensions and other employee benefits	6.4	7.9	Other noncurrent obligations
Other provisions	4.2	5.2	Other noncurrent obligations
Non-current debt	2.4	3.0	Noncurrent lease liabilities – operating
TOTAL NON-CURRENT LIABILITIES	16.8	$20.8
Accounts payable	66.4	81.6	Accounts payable
Other creditors and accrued liabilities	11.1	11.4	Accrued expenses and other current liabilities
		2.2	Income taxes payable
Income taxes payable	0.3	0.4	Income taxes payable
Current debt	3.1	2.0	Short-term borrowings and current portion of long-term debt
		1.8	Current lease liabilities –operating
TOTAL CURRENT LIABILITIES	81.0	$99.4
TOTAL LIABILITIES AND OWNER'S NET INVESTMENT	252.0	$309.8

1	Reclassification of payments made to a supplier to reimburse for capital expenditures from Intangibles assets to Deferred charges and other assets in accordance with the Trinseo accounting policies.

2	Reclassification of operating lease related assets from Property, plant and equipment, net to a separate caption, Right-of-use assets – operating, net, in accordance with GAAP and Trinseo accounting policies.

3.	Pro Forma Adjustments

Acquisition Pro Forma Adjustments

A            Reflects the adjustment to the statement of operations related to the purchase price allocation.

(i)	Reflects elimination of the historical depreciation and amortization of the PMMA business related to property, plant and equipment and intangible assets of $19.1 million.

(ii)	Reflects depreciation expense related to property, plant, and equipment of the PMMA business based on the estimated fair value of the as of the closing of the PMMA Acquisition:

Property, plant and equipment
(in millions)	Estimated Fair Value	Annual Depreciation	Estimated Useful Life (years)
Land	$11.6	n/a	n/a
Land and waterway improvements	0.9	0.1	7
Buildings	48.9	3.1	16
Machinery and equipment	218.2	14.5	15
Construction-in-progress	16.7	n/a	n/a
Other property	3.5	0.6	4-9
Total	$299.8	$18.3

The estimated useful life is a weighted average life based upon a calculated value and age weightage of respective asset class of property, plant and equipment.

(iii)	Reflects amortization expense related to management’s estimated step-up in fair value of the intangible assets of the PMMA business as of the closing of the acquisition:

Intangible assets (in millions)	Estimated Fair Value	Annual Amortization	Estimated Useful Life (years)
Customer relationships	$331.9	$24.7	13-17
Developed technology	158.6	12.2	13
Trademarks	49.2	3.1	16
Other intangibles	1.0	0.2	3-10
Total	$540.7	$40.2

(iv)	Reflects pension-related expense based on a preliminary actuarial valuation performed under GAAP and elimination of historical pension related expenses under IFRS of the PMMA business:

Pension expense (in millions)
	Cost of sales	Other expense, net	Total
Pension expense under GAAP	$1.1	$0.2	$1.3
Elimination of pension expense recorded under IFRS	(1.4)	(0.4)	(1.8)
Total	$(0.3)	$(0.2)	$(0.5)

B	Reflects the acquisition expense directly attributable to the transaction, including, but not limited to, financial advisory, legal and accounting fees amounting to $15.0 million. This does not reflect the transaction costs incurred by Arkema related to the sale of the PMMA business, as Trinseo does not have access to this information.

C	Reflects income tax benefit (expense) related to the income (loss) before income taxes generated by the pro forma adjustments. After accounting for non-deductible permanent differences, the pro forma adjustments were tax effected using a global statutory rate of 26%.

D	Reflects the estimated cash consideration to be paid in connection with the acquisition of the PMMA business, acquisition-related transaction expenses, and prepayment of certain transition services to be provided to Trinseo by Arkema.

Impact on cash and cash equivalents
(in millions)
Estimated cash consideration	$1,328.9
Transaction expenses (i)	16.0
Prepayment of transition services (ii)	10.4
Total	$1,355.3

(i)	Payment of $16.0 million of transaction expenses, of which $1.0 million was included in ‘accrued expenses and other current liabilities’ as of December 31, 2020

(ii)	Prepayment of $10.4 million of transition services, of which $6.9 million is reflected in ‘Other current assets’ and $3.5 million is reflected in ‘Deferred charges and other assets’

E	Reflects the adjustments related to the step-up in fair value of assets acquired from the PMMA Acquisition:

Step-up adjustments (in millions)	Historical Value (excluding South Korea business)	Fair Value	Step-up
Property, plant and equipment	$111.4	$299.8	$188.4
Other intangible assets	3.2	540.7	537.5
Total	$114.6	$840.5	$725.9

F	Reflects management’s preliminary estimate of goodwill associated with the acquisition of the PMMA business.

G	Reflects the adjustments to deferred tax assets and liability related to the step-up in fair value of assets acquired and liabilities assumed of the PMMA business.

H	Reflects the elimination of debt payable to related parties of the PMMA business, which will not be assumed by Trinseo in the PMMA Acquisition.

I	Reflects pension related liability adjustment and settlement of transaction cost:

(i)	Reflects pension related liability based on a preliminary actuarial valuation performed under GAAP and elimination of historical pension liability under IFRS of the PMMA business:

Pension liability (in millions)
	Current	Noncurrent	Total
Pension liability under GAAP	$0.1	$21.9	$22.0
Elimination of pension liability recorded under IFRS	-	(6.3)	(6.3)
Total	$0.1	$15.6	$15.7

(ii)	Reflects reduction for payment of $1.0 million of transaction costs that was included in ‘Accrued expenses and other current liabilities’ as of December 31, 2020 in the historical financial statements of Trinseo.

J	Reflects elimination of $179.0 million of the PMMA business’s historical equity and the impact of $15.0 million related to acquisition expense directly attributable to the PMMA Acquisition, including, but not limited to, financial advisory, legal and accounting fees.

Financing Pro Forma Adjustments

K	Reflects interest expense of $24.2 million for Incremental Term Loan Facility and $25.6 million for Notes. Comprised of estimated contractual interest, amortization of original issue discount and deferred financing fees. The pre-tax effect of 1/8% of change in the effective interest rate would result in a $1.5 million change to interest expense annually.

L	Reflects income tax benefit (expense) related to the income (loss) before income taxes generated by the Incremental Term Loan Facility and Notes. The pro forma adjustments were tax effected using a global statutory rate of 26%.

M	Reflects the anticipated borrowing of Incremental Term Loan Facility and anticipated issuance of Notes:

(in millions)	Gross Amount	Deferred Financing Fees	Net
Incremental Term Loan Facility	$750.0	$27.4	$722.6
Notes	450.0	14.2	435.8
Total	$1,200.0	$41.6	$1,158.4

Net total of $1,158.4 million reflects $7.5 million current portion of long term-debt related to Incremental Term Loan Facility and $1,150.9 million of long-term debt related to Incremental Term Loan Facility and the Notes.

N	Reflects the adjustments to deferred tax assets and offset to income taxes payable related to deferred financing fees.

4.	Net income per share

The following table sets forth the computation of pro forma basic and diluted net income per share for the year ended December 31, 2020:

(in millions, except per share data)
Net income (Trinseo S.A – historical)	$7.9
Pro forma adjustments	13.3
Net income used to compute pro forma net income per share	$21.2

Weighted average shares – basic (Trinseo S.A – historical)	38.3
Pro forma weighted average shares – basic	38.3

Weighted average shares – diluted (Trinseo S.A – historical)	38.6
Pro forma weighted average shares – diluted	38.6

Pro forma net income per share - basic	$0.55
Pro forma net income per share - diluted	$0.55